UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 13, 2011

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 13, 2011 (the "Closing Date"), OGE Energy Corp. ("OGE Energy") and its subsidiaries, Oklahoma Gas and Electric Company ("OG&E") and Enogex LLC ("Enogex"), each entered into new unsecured five-year revolving credit facilities. The new five-year revolving credit facilities (each, a "New Facility") each contain an option, which may be exercised up to two times, to extend the New Facility for an additional year.

OGE Energy's $750 million New Facility is with Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland PLC, UBS Securities LLC, and Union Bank, N.A., as Co-Documentation Agents, and the several lenders thereto. OGE Energy's New Facility replaced its current $600 million revolving credit facility entered into on December 6, 2006, which was terminated on the Closing Date. OGE Energy's old facility was set to expire on December 6, 2012. There were no borrowings outstanding under the replaced facility. As of December 13, 2011, there were no outstanding borrowings under OGE Energy's New Facility. The OGE Energy New Facility permits borrowings at interest rates equal to the eurodollar base rate (reserve adjusted, if applicable), plus a margin of 0.90% to 1.525%, or an alternate base rate, plus a margin of 0.0% to 0.525%. The OGE Energy New Facility has a facility fee that ranges from 0.10% to 0.35%. Interest rates and facility fees are based on OGE Energy's then-current senior unsecured credit ratings.

OG&E's $400 million New Facility is with Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland PLC, UBS Securities LLC, and Union Bank, N.A., as Co-Documentation Agents, and the several lenders thereto. OG&E's New Facility replaced its current $400 million Facility entered into on December 6, 2006, which was terminated on the Closing Date. OG&E's old facility was set to expire on December 6, 2012. Other than $2,225,510.32 of outstanding standby letters of credit, there were no borrowings outstanding under the replaced facility. The letters of credit were assumed under the OG&E New Facility upon the closing thereof. As of December 13, 2011, other than such letters of credit, there were no outstanding borrowings under OG&E's New Facility. The OG&E New Facility permits borrowings at interest rates equal to the eurodollar base rate (reserve adjusted, if applicable), plus a margin of 0.795% to 1.475%, or an alternate base rate, plus a margin of 0.0% to 0.475%. The OG&E New Facility has a facility fee that ranges from 0.08% to 0.275%. Interest rates and facility fees are based on OG&E's then-current senior unsecured credit ratings.

Enogex's $400 million New Facility is with Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland PLC, UBS Securities LLC, and Union Bank, N.A., as Co-Documentation Agents, and the several lenders thereto. Enogex's New Facility replaced its current $250 million facility entered into on April 1, 2008, which was terminated on the Closing Date. Enogex's old facility was set to expire on April 1, 2013. There were $150,000,000 in outstanding borrowings under the replaced facility, which were repaid with borrowings in a like amount under and upon the closing of the Enogex New Facility. The Enogex New Facility permits borrowings at interest rates equal to the eurodollar base rate (reserve adjusted, if applicable), plus a margin of 1.0% to 1.875%, or an alternate base rate, plus a margin of 0.0% to 0.875%. The Enogex New Facility has a facility fee that ranges from 0.125% to 0.375%. Interest rates and facility fees are based on Enogex's then-current senior unsecured credit ratings.

Each of the New Facilities is unsecured and, under certain circumstances, may be increased (by up to $200 million for OGE Energy, by up to $150 million for OG&E and by up to $250 million for Enogex).

Advances under the facilities are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default.

Each of the New Facilities provides for issuance of letters of credit, provided that (i) the aggregate outstanding credit exposure shall not exceed the amount of the revolving credit facilities and (ii) the aggregate outstanding stated amount of letters of credit issued under such facility shall not exceed a specified maximum sublimit ($100 million for OGE Energy, $100 million for OG&E and $200 million for Enogex). Advances may be used to refinance existing indebtedness and for general corporate purposes, including commercial paper liquidity support, distributions and acquisitions.

The OGE Energy and OG&E New Facilities have a financial covenant requiring that the borrower maintain a maximum debt to capitalization ratio of 65%, as defined in such New Facilities. The OGE Energy and OG&E New Facilities also contain covenants which restrict the respective borrower and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The OGE Energy and OG&E New Facilities are each subject to acceleration upon the occurrence of any default, including, among others, payment defaults on such facilities, breach of representations, warranties and covenants, acceleration of indebtedness (other than intercompany and non-recourse indebtedness) of $65 million or more in the aggregate, change of control (as defined in each of such New Facility), nonpayment of uninsured judgments in excess of $65 million, and the occurrence of certain ERISA and bankruptcy events, subject where applicable to specified cure periods.

The Enogex New Facility contains a financial covenant requiring Enogex to maintain a ratio of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") as of the last day of each fiscal quarter of less than or equal to 5.00 to 1.00; provided that, for any three fiscal quarters including and following any fiscal quarter in which the aggregate value of one or more acquisitions made by Enogex or its subsidiaries exceeds $25 million in the aggregate for the prior twelve-month period, the consolidated funded debt to EBITDA ratio as of the last day of each such fiscal quarter would be permitted to be up to 5.50 to 1.00.

The Enogex New Facility also contains covenants which restrict the respective borrower and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of indebtedness, incurrence of liens, transactions with affiliates, designation of subsidiaries as Excluded Subsidiaries (as defined in the Enogex New Facility), restricted payments and changes in the nature of their respective businesses. The Enogex New Facility is subject to acceleration upon the occurrence of any default, including, among others, payment defaults on such facility, breach of representations, warranties and covenants, acceleration of indebtedness (other than intercompany and non-recourse indebtedness) of $40 million or more in the aggregate, change of control (as defined in the Enogex New Facility), nonpayment of uninsured judgments in excess of $65 million, and the occurrence of certain ERISA and bankruptcy events, subject where applicable to specified cure periods.

For further information regarding the terms of the New Facilities, see the credit agreements which are attached as Exhibit 99.01, Exhibit 99.02 and Exhibit 99.03 and incorporated by reference herein.

Item 8.01 Other Events

As described in more detail in the Company's Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended September 30, 2011, Oklahoma submitted for U.S. Environmental Protection Agency ("EPA") approval a state implementation plan ("SIP") for regional haze.  On December 13, 2011, the EPA signed a final rule disapproving portions of the SIP issuing a Federal implementation plan ("FIP")

that adopts sulfur dioxide ("SO2") emission limit for the four coal-fired units at the Sooner and Muskogee generating stations that can be met by either installing scrubbers or by fuel switching.  OG&E previously estimated that installing scrubbers on these units within the five year timeframe allowed by the FIP would cost OG&E more than $1.0 billion.  OG&E is reviewing the final rule.  The Oklahoma Attorney General has announced his intention to appeal the rule in Federal court.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01
Credit agreement dated as of December 13, 2011, by and between OGE Energy, the Lenders thereto, OGE Energy's $750 million New Facility is with Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland PLC, UBS Securities LLC, and Union Bank, N.A., as Co-Documentation Agents.

99.02
Credit agreement dated as of December 13, 2011, by and between OG&E, the Lenders thereto, OG&E's $400 million New Facility is with Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland PLC, UBS Securities LLC, and Union Bank, N.A., as Co-Documentation Agents.

99.03
Credit agreement dated as of December 13, 2011, by and between Enogex, the Lenders thereto, Enogex's $400 million New Facility is with Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Mizuho Corporate Bank, Ltd., The Royal Bank of Scotland PLC, UBS Securities LLC, and Union Bank, N.A., as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

December 19, 2011